EXHIBIT 1.1

EXECUTION VERSION

ALLEGIANT TRAVEL COMPANY
$150,000,000 5.50% Senior Notes due 2019

UNDERWRITING AGREEMENT

November 30, 2016

GOLDMAN, SACHS & CO.
As representative of the underwriters named in Schedule I hereto
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282-2198

Ladies and Gentlemen:

Allegiant Travel Company, a Nevada corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), for whom Goldman, Sachs & Co. (the “Representative”) is acting as representative, an aggregate of $150,000,000 principal amount of its 5.50% Senior Notes due 2019 (the “New Notes”) to be issued as additional debt securities pursuant to (i) an indenture dated June 13, 2014 (the “Base Indenture”) as supplemented by the first supplemental indenture dated June 25, 2014 (the “First Supplemental Indenture”), by and among the Company, the Subsidiary Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) pursuant to which the Company previously issued $300,000,000 in aggregate principal amount of 5.50% Senior Notes due 2019 (the “Existing Notes”), as supplemented by the second supplemental indenture to be dated the date of the Closing Date (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”) , (ii) an officer’s certificate under the Indenture and (iii) resolutions of the board of directors of the Company approved at a meeting held on October 24-25, 2016 (the “Additional Securities Board Resolutions”), on the terms and conditions stated herein.

To the extent that there are no additional Underwriters listed on Schedule I other than you, the term Underwriters shall mean either their singular or plural as the context requires.

The New Notes will be guaranteed by those certain wholly-owned Subsidiaries (defined herein) of the Company named in Schedule II hereto (the “Subsidiary Guarantors”) pursuant to the guarantees included in the Indenture (the “Subsidiary Guarantees” and, together with the New Notes, the “Securities”). The Securities and the Existing Notes will be treated as a single class of debt securities under the Indenture.

The Company and the Subsidiary Guarantors have filed with the Securities and Exchange Commission (the “Commission”) an automatic registration statement on Form S-3 (File No. 333-196738), including a prospectus relating to debt securities and guarantees of debt securities (the “Shelf Securities”) to be issued from time to time by the Company and the Subsidiary Guarantors. Such registration statement as amended to the date of this Underwriting Agreement (this “Agreement”), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated June 13, 2014 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means the preliminary form of the Prospectus dated November 30, 2016 and distributed to prospective purchasers of the Securities.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “issuer free writing prospectus” has the meaning set forth in Rule 433(h) under the Securities Act and “Time of Sale Prospectus” means the preliminary prospectus, together with the free writing prospectus identified in item 1 of Schedule III hereto. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein and the term “issuer free writing prospectus” shall include (but not be limited to) each item described in Schedule III hereto. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.    Representations and Warranties. (a) Each of the Company and the Subsidiary Guarantors, jointly and severally, represents and warrants to, and agrees with each Underwriter that:

(i)Each of the Company and the Subsidiary Guarantors meets the requirements for the use of Form S-3 under the Securities Act; the Registration Statement has become effective and any post-effective thereto has also become effective; and, on the original effective date of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company or the Subsidiary Guarantors, threatened by the Commission. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act); each of the Company and the Subsidiary Guarantors (with respect to the Subsidiary Guarantees) was, as of the date of the filing of the Registration Statement and is, as of the date hereof, a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act); each of the Company and the Subsidiary Guarantors is eligible to use the Registration Statement as an automatic shelf registration statement; and none of the Company nor any of the Subsidiary Guarantors has received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Registration Statement, as of the date of the filing did not, as of the date hereof does not, and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof, does not contain and at the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement, as of the date of filing, complied as to form, and the Registration Statement, the Time of Sale Prospectus and the Prospectus, as of the date hereof, comply as to form, will comply as to form, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus complied, or will comply when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Time of Sale Prospectus did not, as of 4:40 P.M., Eastern Time (the “Applicable Time”), on the date of this Agreement, and the Time of Sale Prospectus, as then amended or supplemented by the Company and the Subsidiary Guarantors, if applicable, will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any information included in any issuer free writing prospectus, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, when used in connection with the offering of the Securities does not conflict with the information contained in the Registration Statement, including any prospectus or prospectus supplement that is part of the Registration Statement (including pursuant to Rule 430B under the Securities Act) and not superseded or modified. The preceding sentences do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon (A) the Underwriter Information (as hereinafter defined) or (B) statements or omissions in that part of each Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1.

(ii)Neither the Company nor any of its majority-owned subsidiaries (the “Subsidiaries”) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; otherwise than as set forth or contemplated in the Time of Sale Prospectus; and since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, there has not been any change in the long term debt of the Company or in the capital stock or long term debt of any of its Subsidiaries. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, properties or results of operations of the Company and its Subsidiaries, taken as a whole, from that set forth or contemplated in the Time of Sale Prospectus.

(iii)The documents incorporated by reference in the Time of Sale Prospectus or the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were filed with the Commission or hereafter, during the period mentioned in Section 4(a) hereof, are filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act

(iv)Each preliminary prospectus filed pursuant to Rule 424 under the Securities Act and included in the Time of Sale Prospectus complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(v)Neither the Company nor the Subsidiary Guarantors is an “ineligible issuer” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company or the Subsidiary Guarantors is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company or the Subsidiary Guarantors has filed in connection with the offering of the Securities, or is required to file in connection with the offering of the Securities, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company or the Subsidiary Guarantors complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, none of the Company nor any of the Subsidiary Guarantors has prepared, used or referred to, and will not, without the Representative’s prior consent, prepare, use or refer to, any free writing prospectus in connection with the offering of the Securities.

(vi)The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Nevada, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial position, properties or results of operations of the Company and its Subsidiaries, taken as a whole.

(vii)Each Subsidiary of the Company, including the Subsidiary Guarantors, has been duly incorporated or organized, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so duly incorporated, organized or qualified or be in good standing would not have a material adverse effect on the financial position, properties or results of operations of the Company and its Subsidiaries, taken as a whole; all of the issued shares of capital stock or membership interests, as the case may be, of each Subsidiary of the Company, including the Subsidiary Guarantors, have been duly and validly authorized and issued, are fully paid and non-assessable and all of the issued shares of capital stock or membership interests, as the case may be, of the Subsidiary Guarantors are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(viii)The execution and delivery by the Company and the Subsidiary Guarantors of, and the performance by the Company and each of the Subsidiary Guarantors of their respective obligations under, this Agreement, the Indenture and the Securities and the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated herein and therein will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or the Subsidiary Guarantors or any agreement or other instrument binding upon the Company, the Subsidiary Guarantors or any of their respective Subsidiaries, that is material to the Company and its Subsidiaries or the Subsidiary Guarantors and their respective Subsidiaries, respectively, taken as a whole, or any final judgment, order or decree of any governmental body, agency or court, having jurisdiction over the Company, the Subsidiary Guarantors or any of their respective Subsidiaries.

(ix)No consent, approval, authorization, or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Subsidiary Guarantors of their respective obligations under this Agreement, the Indenture and the Securities and for the consummation of the transactions contemplated herein and therein, except such as may be required by the securities or Blue Sky laws of the various states and of foreign jurisdictions or rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(x)This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

(xi)The New Notes to be issued under the Indenture have been duly authorized and, when duly executed and delivered by the Company, and duly authenticated by the Trustee in accordance with the terms of the Indenture, will be duly issued under the Indenture, will be entitled to the benefits of the Indenture, and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with their terms, except (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xii)The Base Indenture has been duly qualified under the Trust Indenture Act and has been validly authorized, executed and delivered and constitutes a valid and legally binding agreement of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Base Indenture conforms in all material respects to the description thereof in the Time of Sale Information and the Prospectus.

(xiii)The First Supplemental Indenture has been validly authorized, executed and delivered and constitutes a valid and legally binding agreement of the Company and the Subsidiary Guarantors (other than Teesnap, LLC), enforceable against the Company and the Subsidiary Guarantors (other than Teesnap, LLC) in accordance with its terms, except (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xiv)The Second Supplemental Indenture has been duly authorized by each of the Company and Subsidiary Guarantors, and constitutes the legal, valid and binding obligation of the Company and Subsidiary Guarantors, and when executed and delivered by the Trustee, the Second Supplemental Indenture will constitute a valid and binding obligation of the Company and the Subsidiary Guarantors enforceable against each of the Company and the Subsidiary Guarantors in accordance with its terms, except (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(xv)The Subsidiary Guarantees have been duly authorized by the Subsidiary Guarantors and, when the New Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture, will be a valid legally binding obligation of each of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with its terms, except (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xvi)The Indenture has been duly qualified under the Trust Indenture Act. The Securities will, upon execution and delivery thereof, conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xvii)The consolidated financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the

Company and its consolidated Subsidiaries, as of the dates indicated and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods specified. Except as stated therein, such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information required to be stated therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xviii)Neither the Company nor any of the Subsidiary Guarantors is in default in any material respect in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its properties may be subject. The execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action of the Company and the Subsidiary Guarantors and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary Guarantors pursuant to any indenture, loan agreement, contract, mortgage, note, lease or other instrument to which the Company or the Subsidiary Guarantors is a party or by which the Company or the Subsidiary Guarantors may be bound or to which any of the property or assets of the Company or the Subsidiary Guarantors is subject.

(xix)Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) none of the Company, the Subsidiary Guarantors nor any of their respective Subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, in each case, not in the ordinary course of business or as described in, contemplated by or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus (including, without limitation, aircraft acquisitions or financing and equity incentive plan grants so described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus); (ii) none of the Company, the Subsidiary Guarantors nor any of their respective Subsidiaries has declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than its regular quarterly cash dividend, repurchases of the Company’s capital stock in the open market during the third quarter of 2016 in accordance with the Company’s stock repurchase program and tax withholding of shares of restricted stock upon vesting pursuant to its equity incentive plans); (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or the Subsidiary Guarantors, respectively, except in each case as described in, contemplated by or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus (including, without limitation, aircraft acquisitions or financings and equity incentive plan grants so described in, contemplated by or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus); and (iv) there has been no prohibition or suspension of Allegiant Air, LLC (“Allegiant Air”)’s operating certificate for the operation of Allegiant Air’s aircraft, including as a result of action taken by the FAA or the Department of Transportation (“DOT”).

(xx)Allegiant Air (i) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a); (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; and (iii) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102(a) of Title 49 of the United States Code, as amended.

(xxi)Each of the Company, the Subsidiary Guarantors and their respective Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged; each of the Company, the Subsidiary Guarantors and their respective Subsidiaries has not been refused any insurance coverage sought or applied for other than in connection with instances where the Company or the Subsidiary Guarantors was seeking to obtain insurance coverage at more attractive rates; and neither the Company nor the Subsidiary Guarantors has any reason to believe that the Company or the Subsidiary Guarantors will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the financial position, properties or results of operations of the Company and its Subsidiaries, taken as a whole, except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xxii)Each of the Company, the Subsidiary Guarantors and their respective Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, the Subsidiary Guarantors and their respective Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except liens on real property, aircraft and engines, parts, rotables, and other equipment of the Company and the Subsidiary Guarantors and such as are described in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company, the Subsidiary Guarantors or their respective Subsidiaries, as the case may be; and any real property and buildings held under lease by the Company, the Subsidiary Guarantors or their respective Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, the Subsidiary Guarantors or their respective Subsidiaries, in each case except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xxiii)There are no legal or governmental actions, suits or proceedings pending or, to the Company’s or any of the Subsidiary Guarantors’ knowledge, threatened to which the Company, the Subsidiary Guarantors or their respective Subsidiaries is a party or to which any of the properties of the Company, the Subsidiary Guarantors or their respective Subsidiaries is subject (i) other than actions, suits or proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) other than actions, suits or proceedings that would not have a material adverse effect on the financial position, properties or results of operations of the Company and its Subsidiaries, taken as a whole, or on the power or ability of the Company or the Subsidiary Guarantors to perform their respective obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Time of Sale Prospectus or (iii) that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement that are not described, incorporated by reference or filed as required.

(xxiv)Except as described in, contemplated by or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus, no material labor dispute with the employees of the Company, the Subsidiary Guarantors or their respective Subsidiaries exists or, to the knowledge of the Company or the Subsidiary Guarantors, is imminent; and none of the Company nor any of the Subsidiary Guarantors is aware, but without any independent investigation or inquiry, of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could reasonably likely result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

(xxv)(i) Each of the Company, the Subsidiary Guarantors and their respective Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Government Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including the DOT, the FAA or the Federal Communications Commission, necessary to conduct the business now operated by it, except where the failure to possess any such Government License would not, singly or in the aggregate, have a material adverse effect on the financial position, properties or results of operations of the Company and its Subsidiaries, taken as a whole; (ii) each of the Company, the Subsidiary Guarantors and their respective Subsidiaries is in compliance with the terms and conditions of all such Government Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole; (iii) all of the Government Licenses are valid and in full force, except where the invalidity of such Government Licenses or the failure of such Government Licenses to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on the financial position, properties or results of operations of the Company and its Subsidiaries, taken as a whole; and (iv) neither the Company nor the Subsidiary Guarantors has received any notice of proceedings relating to the revocation or modification of any such Government Licenses which, singly or in the aggregate, is reasonably likely to have a material adverse effect on the financial position, properties or results of operations of the Company and its Subsidiaries, taken as a whole.

(xxvi)The Company, the Subsidiary Guarantors and their respective Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations (“Environmental Laws”) relating to the protection of human health and safety, the environment or hazardous or toxic substances, materials or wastes, pollutants or contaminants (“Hazardous Materials”), (ii) have received, and are in compliance with, all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are not subject to any pending or threatened claims pursuant to Environmental Law or with respect to any Hazardous Materials and (iv) are not liable for any contamination related to the release of any Hazardous Materials except for any failure to comply, failure to obtain or comply, claims or liability which would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the financial position, properties or results of operations of the Company and its Subsidiaries, taken as a whole. There are no proceedings that are pending, or known to be contemplated, against the Company, the Subsidiary Guarantors and their respective Subsidiaries under any Environmental Law in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.

(xxvii)There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the financial position, properties or results of operations of the Company and its Subsidiaries, taken as a whole.

(xxviii)Ernst & Young LLP, who audited the annual consolidated financial statements of the Company and reviewed the quarterly unaudited financial statements of the Company for the first quarter of 2016, each incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act.

(xxix)KPMG LLP, who reviewed the quarterly unaudited financial statements of the Company for the second and third quarters of 2016, each incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act.

(xxx) Neither the Company nor the Subsidiary Guarantors is, and after giving effect the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus, will be, an “investment company,” or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), in each case required to register under the Investment Company Act.

(xxxi)On and immediately after the Closing Date, the Company and the Subsidiary Guarantors, on a consolidated basis, (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and the Subsidiary Guarantors, on a consolidated basis, is not less than the total amount required to pay the liabilities of the Company and the Subsidiary Guarantors on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and the Subsidiary Guarantors are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; and (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus, the Company and the Subsidiary Guarantors are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature.

(xxxii)The statements set forth in each of the Time of Sale Prospectus and the Prospectus under the captions “Description of Notes,” and “Certain Material United States Federal Income Tax Considerations,” insofar as they purport to summarize certain provisions of this Agreement, the Indenture and/or the Securities, fairly summarize such terms in all material respects.

(xxxiii)None of the Company, the Subsidiary Guarantors or any of their respective Subsidiaries or any officer or director of each of them acting in their capacity as such or, to the Company’s or any of the Subsidiary Guarantors’ knowledge, any affiliate, employee, agent or representative of the Company, the Subsidiary Guarantors or of any of their respective Subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, the Subsidiary Guarantors and their respective Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom and the respective rules and regulations thereunder, and have instituted, maintained and implemented, and will continue to maintain and implement, policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xxxiv)The operations of the Company, the Subsidiary Guarantors and their respective Subsidiaries are and have been conducted in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) (the “Patriot Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company, the Subsidiary Guarantors and their respective Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Subsidiary Guarantors or any of their respective Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Subsidiary Guarantors, threatened.

(xxxv)(i) None of the Company, the Subsidiary Guarantors or any of their respective Subsidiaries or any director or officer or, to the knowledge of the Company or any Subsidiary Guarantor, any affiliate, employee, agent or representative of the Company, the Subsidiary Guarantors or any of their respective Subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject or target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State), including, without limitation, designation as a “specially designated national” or “blocked person”, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority (collectively, “Sanctions”), or
(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region of the Ukraine).
(ii) Each of the Company and the Subsidiary Guarantors represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:
(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of Sanctions; or
(B) in any other manner that would constitute or give rise to a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii) Each of the Company and the Subsidiary Guarantors represents and covenants that, for the past five years, it has not engaged in, is not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(xxxvi) (A) The Company makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the material assets of the Company and its consolidated subsidiaries and (B) each of the Company and the Subsidiary Guarantors maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations in all material respects, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxxvii) The Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company is not aware of any material weakness or significant deficiencies in its internal controls over financial reporting.

(xxxviii) Since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxix) Each of the Company, the Subsidiary Guarantors and their respective Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and Rule 15(d)-15(e) under the Exchange Act); such disclosure controls and procedures are effective in all material respects to perform the functions for which they are established.

(xl)The Company and its officers and directors (acting in their capacity as such) are in material compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(xli)The Company acknowledges that, in accordance with the requirements of the Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Subsidiary Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(xlii)None of the Company, any Subsidiary Guarantor, nor, to the knowledge of the Company or the Subsidiary Guarantors, any of their respective affiliates have taken on their behalf, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Subsidiary Guarantors in connection with the offering of the New Notes.

(b)    The parties agree that any certificate signed by a duly authorized officer of the Company or the Subsidiary Guarantors and delivered to an Underwriter, or to counsel for the Underwriters, on the Closing Date and in connection with this Agreement or the offering of the Securities, shall be deemed a representation and warranty by (and only by) the Company and/or the Subsidiary Guarantors to the Underwriters as to the matters covered thereby.

2.    Purchase, Sale and Delivery of New Notes. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and the conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the respective principal amount of the New Notes set forth opposite the name of such Underwriter in Schedule I at a purchase price of 101.1716% of the principal amount thereof (the “Purchase Price”).

(b)     The Company shall issue and deliver against payment to the Company of the Purchase Price the Securities to be purchased by the Underwriters hereunder and to be offered and sold by the Underwriters in the manner contemplated herein and in the Time of Sale Prospectus and Prospectus in the form of one or more fully registered global certificates which shall be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., the nominee of DTC.

(c)    Delivery of and payment for the Securities shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP at 28 Liberty Street, New York, New York 10005, at 10:00 A.M., New York, New York time, on December 5, 2016 or such other date, time and place as may be agreed upon by the Company and the Representative (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the account of the Representative at DTC for the respective accounts of the several Underwriters against payment by the Underwriters of the purchase price thereof. Payment for the Securities shall be made by the Underwriters by wire transfer of immediately available funds to the designated account of the Company.

(d)    The Company agrees to have the Securities available for inspection and checking by the Representative in New York, New York not later than 1:00 P.M. on the business day prior to the Closing Date.

(e)    It is understood that each Underwriter has authorized the Representative, on its behalf and for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities that it has agreed to purchase. Each Underwriter, individually and not as a representative, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any other Underwriter whose check or checks shall not have been received by the Closing Date.

3.    Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Securities pursuant to this Agreement are subject to the following conditions:

(a)The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; the final term sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any issuer free writing prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction;
(b)    On the Closing Date, the Representative shall have received an opinion and a negative assurance letter of Ellis Funk, P.C., outside counsel for the Company and the Subsidiary Guarantors, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters and covering the matters set forth in Exhibit A attached hereto.
(c)    On the Closing Date, the Representative shall have received an opinion of Durham, Jones & Pinegar, Nevada counsel of the Company and the Subsidiary Guarantors, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters and covering the matters set forth in Exhibit B attached hereto.
(d)    On the Closing Date, the Representative shall have received an opinion of Garofalo Goerlich Hainbach P.C., regulatory counsel of the Company and the Subsidiary Guarantors, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters and covering the matters set forth in Exhibit C attached hereto.
(e)    On the Closing Date, the Underwriters shall have received an opinion and negative assurance letter of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, dated as of the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Time of Sale Prospectus, the Prospectus and other related matters as the Underwriters may reasonably require.
(f)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)
there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company, the Subsidiary Guarantors or any of their respective Subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)
(i) there shall not have occurred since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus and (ii) there shall not have occurred any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, properties or results of operations of the Company, the Subsidiary Guarantors and their respective Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the Representative’s judgment, is material and adverse and that makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the completion of the public offering of the Securities on the terms and in the manner contemplated by the Registration Statement and the Time of Sale Prospectus.
(g)    The Underwriters shall have received on the Closing Date a certificate dated the Closing Date, and signed by an executive officer of the Company, in such officer’s capacity as an officer of the Company and on the Company’s behalf, to the effect set forth in Section 3(f)(i) above and to the effect that: (1) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and (2) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officers signing and delivering the certificate contemplated in this clause may rely upon the best of his or her knowledge as to proceedings threatened.
(h)    The Underwriters shall have received from Ernst & Young LLP (i) a letter, dated no later than the date hereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (ii) a letter, dated the Closing Date and addressed to the Underwriters, which meets the above requirements, except that the specified date therein referring to certain procedures performed by Ernst & Young LLP will not be a date more than three business days prior to the Closing Date for purposes of this subsection.
(i)    The Underwriters shall have received from KPMG LLP (i) a letter, dated no later than the date hereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (ii) a letter, dated the Closing Date and addressed to the Underwriters, which meets the above requirements, except that the specified date therein referring to certain procedures performed by KPMG LLP will not be a date more than three business days prior to the Closing Date for purposes of this subsection.
(j)    At the Closing Date, each of the Indenture and the Securities shall have been duly executed and delivered by each of the parties thereto.
(k)    The Underwriters shall have received on the Closing Date a certificate dated the Closing Date, signed by an executive officer of the Company and in form and substance reasonably satisfactory to the Underwriters, with respect to the accuracy of certain statistical and market information included or incorporated by reference in the Time of Sale Prospectus and the Prospectus.
(l)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Select Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, and in the case of any of the events specified in clause (iv) or (v), if the effect of any such event specified in clause (iv) or (v) in the Representative’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.
(m)    Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

4.    Certain Covenants of the Company and the Subsidiary Guarantors. Each of the Company and the Subsidiary Guarantors covenants with each Underwriter as follows:

(a)    If, during such period after the first date of the public offering of the Securities as, in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales of the Securities by an underwriter or dealer, any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Registration Statement or Prospectus to comply with applicable law, the Company shall forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Securities may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Registration Statement or Prospectus as amended or supplemented, will comply with applicable law.

(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus in a manner that would affect the offering of the Securities, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object; provided that, if in the opinion of counsel to the Company, any such amendment or supplement shall be required by law or regulation to be filed, that the Company shall be permitted to make such filing after taking into account such comments as the Underwriters and their counsel may reasonably make on the content, form or other aspects of such proposed amendment or supplement; and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

(c)    To furnish to the Underwriters, upon request, without charge, a signed copy of the Registration Statement (including exhibits thereto) and to deliver to the Underwriters during the period mentioned in Section 4(a) or 4(f) hereto as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

(d)    During the period mentioned in paragraph (a) above, the Company shall notify each Underwriter immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) any request by the Commission to the Company for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) receipt by the Company of any notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the institution or threatening of any proceeding for any of such purposes; and the Company agrees to use every reasonable effort to prevent the issuance of any such stop order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment and the Company shall endeavor in cooperation with the Underwriters, to prevent the issuance of any such stop order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(e)    Promptly following the execution of this Agreement, to prepare a Prospectus that complies with the Securities Act and that sets forth the principal amount of the Securities and their terms not otherwise specified in the preliminary prospectus or the Basic Prospectus included in the Registration Statement, the name of each Underwriter and the principal amount of the Securities that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as the Underwriters, the Company and the Subsidiary Guarantors deem appropriate in connection with the offering of the Securities. The Company will timely transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 under the Securities Act.

(f)    To furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company or the Subsidiary Guarantors and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object; provided that, if in the opinion of counsel to the Company, any such free writing prospectus shall be required by law or regulation to be used, that the Company or the Subsidiary Guarantors, as the case may be, shall be permitted to use such free writing prospectus after taking into account such comments as the Underwriters and their counsel may reasonably make on the content, form or other aspects of such proposed free writing prospectus.

(g)     If the Time of Sale Prospectus or any issuer free writing prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus or any issuer free writing prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus or any issuer free writing prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus or any issuer free writing prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer (whose names and addresses the Representative will furnish to the Company) to which Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Time of Sale Prospectus or such issuer free writing prospectus so that the statements in the Time of Sale Prospectus or such issuer free writing prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus or such issuer free writing prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus or such issuer free writing prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus or such issuer free writing prospectus, as amended or supplemented, will comply with applicable law.

(h)     To take all reasonable actions to qualify the Securities for offer and sale under the applicable securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to endeavor to maintain such qualifications in effect so long as required for the distribution of such Securities; provided that neither the Company nor the Subsidiary Guarantors shall be required to register as a foreign corporation or file any general consent to service of process or subject itself to any additional taxation.

(i)    Between the date of this Agreement and the date that is 30 days after the Closing Date, the Company and the Subsidiary Guarantors shall not, without the Representative’s prior written consent, offer, sell or enter into any agreement to sell any debt securities issued or guaranteed by the Company or the Subsidiary Guarantors having a term of more than one year, other than the Securities.

(j)     To prepare a final term sheet relating to the offering of the Securities in the form of Annex A hereto and shall file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(k)    During the period when a prospectus relating to the Securities is required to be delivered under the Securities Act and the rules and regulations of the Commission thereunder, to file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

(l)    To make generally available to the holders of the Securities and to the Underwriters as soon as practicable a consolidated earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company and the Subsidiary Guarantors occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(m)    Neither the Company nor the Subsidiary Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5.    Certain Covenants of the Underwriters. Each Underwriter severally covenants with the Company and the Subsidiary Guarantors not to take any action that would result in the Company or the Subsidiary Guarantors being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company or the Subsidiary Guarantors thereunder, but for the action of that Underwriter;

provided that this Section 5 shall not prevent any Underwriter from transmitting or otherwise making use of one or more customary “Bloomberg Screens” to offer the Securities or convey final pricing terms thereof that contain only information contained in the Time of Sale Prospectus. The Underwriters severally acknowledge and agree that, except as set forth in Schedule III hereto, neither the Company nor the Subsidiary Guarantors has authorized or approved any “issuer information” for use in any free writing prospectus.

6.    Indemnification and Contribution. (a) Each of the Company and the Subsidiary Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, any “issuer information” that the Company or the Subsidiary Guarantors has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (other than with respect to the Registration Statement, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus, or any amendment or supplement thereto (the “Underwriter Information”).

(b)     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Subsidiary Guarantors, and their respective directors, officers who sign the Registration Statement and each person, if any, who controls the Company and the Subsidiary Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Subsidiary Guarantors to such Underwriter, but only with respect to the Underwriter Information provided by such Underwriter.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but the omission to so notify the indemnifying party (i) shall not relieve such indemnifying party from any liability that it may have to any indemnified party under Section 6(a) or 6(b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve such indemnifying party from any liability that it may have to any indemnified party otherwise than under such subsection. The indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. If the indemnifying party is obligated to pay the fees and expenses of separate counsel for the indemnified party such counsel and its fee structure shall be reasonably acceptable to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. If the indemnified party has the right to select counsel, such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by, or on behalf of, any indemnified party.

(d)    To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other hand in connection with the offering of such Securities shall be deemed to be in the same respective proportions as the proceeds from the offering of such Securities received by the Company (before deducting expenses), less the total underwriting discounts and commissions received by the Underwriters, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Securities. The relative fault of the Company and the Subsidiary Guarantors on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e)    The Company, the Subsidiary Guarantors and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for this purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the total discounts and commissions received by such Underwriter with respect to the Securities underwritten by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company and the Subsidiary Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, the Subsidiary Guarantors, their respective officers or directors or any person controlling the Company or the Subsidiary Guarantors and (iii) acceptance of and payment for any of the Securities.

7.    Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, the Underwriters may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occurs exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Underwriters and the Company for purchase of such Securities by other persons are not made within 36 hours after such default, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Securities. If, after giving effect to any such arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company, the aggregate principal amount of such Securities that remains unpurchased exceeds 10% of the total principal amount of the Securities, then this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Subsidiary Guarantors, except as provided in Section 6. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

8.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Subsidiary Guarantors and their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Subsidiary Guarantors or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. Without limiting the immediately following sentence, if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 10 hereof and the respective obligations of the Company, the Subsidiary Guarantors and the Underwriters pursuant to Section 6 hereof shall remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Subsidiary Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Subsidiary Guarantors shall be unable to perform its obligations under this Agreement, the Company and the Subsidiary Guarantors, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

9.    Termination. This Agreement shall be subject to termination by notice given by the Representative to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, either of the New York Stock Exchange or the NASDAQ Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in the judgment of the Representative, is material and adverse or (v) any material disruption of securities settlement, payment, or clearance services in the United States that would materially impair settlement and clearance with respect to the Securities and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event makes it, in the judgment of the Representative, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

10.    Payment of Expenses. As between the Company and the Underwriters, the Company shall pay all expenses incidental to the performance of the Company’s and the Subsidiary Guarantors’ obligations under this Agreement, including the following:
(i)    expenses incurred in connection with (A) qualifying the Securities for offer and sale under the applicable securities or “blue sky” laws of such jurisdictions in the United States as the Representative may reasonably designate (including the cost of printing or producing any Blue Sky or legal investment memorandum, filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith), (B) endeavoring to maintain such qualifications in effect so long as required for the distribution of such Securities, (C) the review (if any) of the offering of the Securities by FINRA and (D) the preparation and distribution of any blue sky or legal investment memorandum by Milbank, Tweed, Hadley & McCloy LLP, Underwriters’ counsel;
(ii)    expenses incurred in connection with the preparation and making available to the Underwriters and the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Securities may have been sold by the Underwriters on their behalf and to any other dealers upon request, either of (A) amendments to the Registration Statement or amendments or supplements to the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not materially misleading or (B) amendments or supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus so that the Registration Statement, the Time of Sale Prospectus or the Prospectus, as so amended or supplemented, will comply with law and the expenses incurred in connection with causing such amendments or supplements to be filed promptly with the Commission, all as set forth in Section 4(a) hereof;

(iii)    the expenses incurred in connection with the preparation, printing and filing of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus and any amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time period required by Rule 456(b)(1), if applicable), and the cost of furnishing copies thereof to the Underwriters and dealers;
(iv)    the preparation, printing and distribution of one or more versions of the Time of Sale Prospectus and the Prospectus for distribution in Canada (including reasonable and documented related fees and expenses of Canadian counsel to the Underwriters);
(v)    expenses incurred in connection with the preparation, printing and distribution of this Agreement, the Indenture and the Securities;

(vi)     travel and lodging expenses for Company personnel incident to the roadshow investor presentation for the offering and marketing of the New Notes and the cost of any aircraft chartered for Company personnel in connection with the roadshow, it being understood that any such chartered aircraft may include employees of the Representative and such Representative shall not be obligated to pay any costs associated with the charter of such aircraft and it being agreed the Representative shall be responsible for all other expenses relating to the roadshow investor presentation;

(vii)     expenses incurred in connection with the delivery of the Securities to the Underwriters;

(vii)    fees and disbursements of the counsel and accountants for the Company and the Subsidiary Guarantors;

(viii)    to the extent the Company is so required under the Indenture, the fees and expenses of the Trustee and any paying agent and the reasonable fees and disbursements of their respective counsel;
(ix)     fees charged by rating agencies for rating the Securities (including annual surveillance fees related to the Securities as long as they are outstanding);
(x)    except as otherwise provided in the foregoing clauses (i) through (ix), all other expenses incidental to the performance of the Company’s and the Subsidiary Guarantors’ obligations under this Agreement, other than pursuant to Section 6; and

(xi)     other than $325,000 in fees and expenses to be paid by the Company to Milbank, Tweed, Hadley & McCloy LLP, as counsel for the underwriters, all other fees, expenses and disbursements of such counsel shall be borne by the Underwriters.

        11.    Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Underwriters, shall be mailed, delivered or sent by facsimile transmission and confirmed to the Underwriters c/o Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department (facsimile number: (212) 902-9316); and, if sent to the Company, shall be mailed, delivered or sent by facsimile transmission and confirmed to it at 1201 N. Town Center Drive, Las Vegas, Nevada, 89144, Attention: Jude Bricker, facsimile number: 702-851-7301, with a copy to the Office of the General Counsel of Allegiant Travel Company, c/o Ellis Funk, P.C., 3490 Piedmont Road, Suite 400, Atlanta, Georgia, 30305, Attention Robert B. Goldberg, facsimile number (404) 233-2188, provided, however, that any notice pursuant to Section 6 shall be sent by facsimile transmission or delivered and confirmed to the Underwriter or Company, as applicable.

12.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 6 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

13.     Representation of Underwriters. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

14.     Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Subsidiary Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

16.    APPLICABLE LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY LAW WHICH WOULD REQUIRE THE APPLICATION OF A LAW OF A DIFFERENT JURISDICTION.

17.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18.    Submission to Jurisdiction; Venue; Appointment of Agent.

(a) Each party hereto hereby irrevocably agrees, accepts and submits itself to the non-exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States District Court for the Southern District of New York, in connection with any legal action, suit or proceeding with respect to any matter relating to or arising out of or in connection with this Agreement. Each of the parties to this Agreement agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

(b) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by stay of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, or that venue for the action or proceeding is improper.

(c) To the fullest extent permitted by applicable law, each party hereto hereby waives its respective rights to a jury trial or any claim or cause of action in any court in any jurisdiction based upon or arising out of or relating to this Agreement.

19.     No Fiduciary Duty. Each of the Company and the Subsidiary Guarantors hereby acknowledge that in connection with the offering of the Securities: (a) the Underwriters have acted at arm’s length and are not agents of and owe no fiduciary duties to the Company, the Subsidiary Guarantors or any other person, (b) the Underwriters owe the Company and the Subsidiary Guarantors only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (c) the Underwriters may have interests that differ from those of the Company and the Subsidiary Guarantors. The Company acknowledges that the Underwriters and their affiliates may provide financing or other services to parties whose interests may conflict with those of the Company and may enter into transactions in the Company’s common stock or other securities, including the Securities, for their accounts and their customers’ accounts. The Company acknowledges that it is not relying on the advice of the Underwriters for tax, legal or accounting matters, that it is seeking and will rely on the advice of its own professionals and advisors for such matters and that it will make an independent analysis and decision regarding the offering of the Securities based upon such advice. The Company agrees that it will determine, without reliance upon the Underwriters or their affiliates, the economic risks and merits, as well as the legal, regulatory, tax and accounting characterizations and consequences, of the transactions herein, and that it is capable of assuming the risks of entering into the transactions described herein. The Company acknowledges that the Underwriters are not in the business of providing tax advice and that it has received tax advice from its own tax advisors with appropriate expertise to assess any tax risks. Each of the Company and the Subsidiary Guarantors waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.
20.     Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21.    Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement among the Company, the Subsidiary Guarantors and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Subsidiary Guarantors and Underwriters, or any of them, with respect to the subject matter hereof.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company and the Subsidiary Guarantors one of the counterparts hereof, whereupon it will become a binding agreement among the Underwriters, the Subsidiary Guarantors and the Company in accordance with its terms.

Very truly yours,

ALLEGIANT TRAVEL COMPANY

By: /s/ Scott Sheldon
Name: Scott Sheldon
Title: Chief Financial Officer

ALLEGIANT AIR, LLC

By: /s/ Scott Sheldon
Name: Scott Sheldon
Title: Chief Financial Officer

ALLEGIANT VACATIONS, LLC

By: /s/ Scott Sheldon
Name: Scott Sheldon
Title: Chief Financial Officer

SUNRISE ASSET MANAGEMENT, LLC

By: /s/ Scott Sheldon
Name: Scott Sheldon
Title: Chief Financial Officer

AFH, INC.

By: /s/ Scott Sheldon
Name: Scott Sheldon
Title: President

ALLEGIANT INFORMATION SYSTEMS,
INC.

By: /s/ Maurice J. Gallagher, Jr.
Name: Maurice J. Gallagher, Jr.
Title: President

G4 PROPERTIES, LLC

By: /s/ Maurice J. Gallagher, Jr.
Name: Maurice J. Gallagher, Jr.
Title: Sole Member – Allegiant Travel Co. C.E.O.

MR BRIGHTSIDE, LLC

By: /s/ Scott Sheldon
Name: Scott Sheldon
Title: Chief Financial Officer

TEESNAP, LLC

By: /s/ Scott Sheldon
Name: Scott Sheldon
Title: Chief Financial Officer

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written

GOLDMAN, SACHS & CO.
For itself and on behalf of the Underwriters listed in Schedule I hereto.

GOLDMAN, SACHS & CO.

By: /s/ Michael Hickey
    Name: Michael Hickey
Title: Managing Director

SCHEDULE I

Underwriters	Principal Amount of New Notes
Goldman, Sachs & Co.	$150,000,000
Total:	$150,000,000

SCHEDULE II

Subsidiary Guarantors
Allegiant Air, LLC
Allegiant Vacations, LLC
AFH, Inc.
Allegiant Information Systems, Inc.
Sunrise Asset Management, LLC
G4 Properties, LLC
MR Brightside, LLC
Teesnap, LLC

SCHEDULE III

Issuer Free Writing Prospectuses

1.	Free writing prospectus dated November 30, 2016 (pricing supplement) in the form attached hereto as Annex A

ANNEX A

ISSUER FREE WRITING PROSPECTUS
(RELATING TO PRELIMINARY PROSPECTUS SUPPLEMENT
DATED NOVEMBER 30, 2016)
FILED PURSUANT TO RULE 433
REGISTRATION NUMBER 333-196738

ALLEGIANT TRAVEL COMPANY

$150,000,000 5.50% Senior Notes due 2019

Final Pricing Term Sheet

November 30, 2016

This Final Pricing Term Sheet is qualified in its entirety by reference to the preliminary prospectus supplement, dated November 30, 2016 (the “Preliminary Prospectus Supplement”). The information in this Final Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. Terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

Issuer:	Allegiant Travel Company
Securities:	5.50% Senior Notes due 2019
Amount:	$150,000,000
Coupon (Interest Rate):	5.500%
Yield:	4.879%
Spread to Benchmark Treasury:	+359 bps
Benchmark Treasury:	0.75% Due July 15, 2019
Scheduled Maturity Date:	July 15, 2019
Public Offering Price:	101.50%
Gross Proceeds:	$152,250,000.00
Underwriting Discount:	0.3284%
Net Proceeds to Issuer before Estimated Expenses:	$151,750,000.00
Payment Dates:	January 15 and July 15 of each year, beginning on January 15, 2017
Record Dates:	January 1 and July 1
Redemption:	Make-whole call at T+50 bps
Change of Control:	Put at 101% of principal plus accrued interest
CUSIP:	01748X AA0
ISIN:	US01748XAA00
Distribution:	SEC Registered (Registration No. 333-197638)
Listing:	None
Trade Date:	November 30, 2016
Settlement Date:	December 5, 2016 (T+3)
Sole Book-Running Manager:	Goldman, Sachs & Co

Changes from Preliminary Prospectus Supplement
The Issuer has increased the offering size of the notes from $100.0 million aggregate principal amount to $150.0 million aggregate principal amount. The total outstanding principal amount of notes following the issuance will be $450.0 million. The foregoing changes will be reflected as set forth and corresponding modifications will be made to the Preliminary Prospectus Supplement to reflect these changes.

On page S-26 the Section entitled “Capitalization” is hereby replaced in its entirety with the following:
The following table sets forth our consolidated cash, cash equivalents and short- and long-term investments and capitalization as of September 30, 2016:
•on an actual basis; and
•on an as adjusted basis to give effect to the issuance and sale of the new notes offered hereby.

You should read the data set forth in the table below in conjunction with “Use of Proceeds” and “Summary Financial and Operating Data” appearing elsewhere in this prospectus supplement, as well as our audited consolidated financial statements and unaudited consolidated financial statements each with the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus supplement.

(in thousands)	As of September 30, 2016
(unaudited)	Actual	As Adjusted
Cash, cash equivalents and investments (1)	$383,306	$533,306	(2)

Capitalization:
Total debt secured by aircraft, net of related costs (3)	384,246	384,246
Total debt secured by real estate, net of related costs (4)	16,337	16,337
5.5 percent senior notes due 2019, net of related costs (5)	298,362	448,362	(2)
Total Debt (6)	698,945	848,945
Shareholders' equity	442,288	442,288
Total Capitalization	$1,141,233	$1,291,233

(1)	Represents cash, cash equivalents and short- and long-term investments, excluding restricted cash.

(2)	As adjusted does not give effect to the approximately $1.0 million estimated cost of issuance for the new notes offered hereby.

(3)
Represents total debt under 12 different facilities secured by aircraft with (i) a fixed interest rate of 3.99%, payable in monthly installments or (ii) floating interest rates based on LIBOR plus between 1.70% and 3.08%, payable in either monthly or quarterly installments with maturities from December 2017 to January 2021. See “Description of Existing Indebtedness-Secured Debt”.

(4)
Represents total debt under two facilities secured by our headquarters property bearing interest at 2.86%, payable in monthly installments with maturities in October 2018 and March 2020. See “Description of Existing Indebtedness-Secured Debt.”

(5)	Represents the sum of the carrying value of the existing notes plus the principal amount of the new notes offered hereby.

(6)
Represents the carrying value of total long-term debt, including current maturities and net of related costs other than $1.0 million of estimated costs related to the new notes offered hereby. The aggregate amount of costs related to actual Total Debt as of September 30, 2016 is $4.2 million, excluding costs related to the new notes offered hereby.

“$99.3” million is hereby replaced with “149.0 million”.
On pages S-6, S-21 and S-31
All references “$700.7 million of indebtedness” are hereby changed to “$750.7 million of indebtedness”.
All references to “$298.4 million of indebtedness ranking pari passu with the notes” are hereby changed to “$348.4 million of indebtedness ranking pari passu with the notes”.
All references to “13.8 percent of our total assets” are hereby changed to “13.3 percent of our total assets”.

All references to “8.7 percent of liabilities” are hereby changed to “8.3 percent of liabilities”.
On page S-11 and S-13
As Adjusted Lease Adjusted Debt is hereby changed from “807,051” to “857,051”.
On page S-11
Ratio of As Adjusted Total Debt / EBITDA is hereby changed from “1.6” to “1.7”.
Additional conforming changes are hereby made throughout the Preliminary Prospectus Supplement to reflect the changes discussed above.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies may be obtained from Goldman, Sachs & Co. at the following address: 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A

Opinion matters covered by Ellis Funk, P.C.,
counsel to the Company

1.The execution and delivery by the Company and the Subsidiary Guarantors of (insofar as such execution and delivery are governed by the laws of the State of New York), and the performance by the Company and each of the Subsidiary Guarantors of their respective obligations under, the Underwriting Agreement, the Indenture and the Securities and the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated herein and therein will not contravene any provision of applicable law, any agreement or other instrument known to us which is binding upon the Company, the Subsidiary Guarantors or any of their respective subsidiaries (including in each case any organizational documents), that is material to the Company and its subsidiaries or the Subsidiary Guarantors and their respective subsidiaries, respectively, taken as a whole, or any final judgment, order or decree of any governmental body, agency or court, having jurisdiction over the Company, the Subsidiary Guarantors or any of their respective subsidiaries.

2.The Company and each Subsidiary of the Company formed in the United States, including the Subsidiary Guarantors, is duly qualified to transact business as described in the Time of Sale Prospectus and the Prospectus and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so duly incorporated, organized or qualified or be in good standing would not have a material adverse effect on the financial position, stockholders’ equity, properties or results of operations of the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or membership interests, as the case may be, of each Subsidiary of the Company, including the Subsidiary Guarantors, have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

3.The Underwriting Agreement has been duly and validly executed and delivered by the Company and the Subsidiary Guarantors (insofar as such execution and delivery are governed by the laws of the State of New York) and is a valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against each of them in accordance with its terms.

4.The New Notes to be issued under the Indenture have been duly executed and delivered by the Company with respect to the New Notes and by each Subsidiary Guarantor with respect to the Subsidiary Guarantees (insofar as such execution and delivery are governed by the laws of the State of New York), and when duly authenticated by the Trustee in accordance with the terms of the Indenture, will be duly issued under the Indenture, will be entitled to the benefits of the Indenture, and will constitute a valid and binding agreement of the Company and Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with their terms.

5.No consent, approval, authorization, or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Subsidiary Guarantors of their respective obligations under the Underwriting Agreement, the Indenture and the Securities and for the consummation of the transactions contemplated herein and therein, except such as may be required by the securities or Blue Sky laws of the various states and of foreign jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority, Inc.

6.The Indenture has been duly qualified under the Trust Indenture Act and has been validly authorized, executed and delivered and constitutes a valid and legally binding agreement of the Company and the Subsidiary Guarantors (insofar as such execution and delivery are governed by the laws of the State of New York), enforceable against the Company and the Subsidiary Guarantors in accordance with its terms.

7.The statements set forth in the Time of Sale Prospectus and the Prospectus under the captions “Description of Debt Securities and Guarantees” and “Description of Notes,” insofar as such statements purport to summarize certain provisions of the Indenture and the New Notes and Subsidiary Guarantees referred to therein as of the date hereof, fairly summarize in all material respects such provisions.

8.No stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose have been instituted or threatened. The filing of the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

9.No governmental approval of any governmental body, agency or court is required for the Company or any Subsidiary Guarantors to execute and deliver the Underwriting Agreement and the Indenture and for the Company to issue the New Notes in accordance with the Indenture and for the sale of the New Notes by the Company to you under the Underwriting Agreement, except such as have been made or obtained prior to the date hereof or as may be required under state securities or Blue Sky laws of any jurisdiction or as may be required to be filed with the Federal Aviation Administration (“FAA”) or U.S. Department of Transportation (“DOT”), as to which we express no opinion.

10.None of the execution and delivery by the Company and the Subsidiary Guarantors of the Underwriting Agreement and the Indenture, the execution and delivery by the Company of the New Notes, the issuance of the New Notes in accordance with the Indenture nor the sale of the New Notes by the Company to you under the Underwriting Agreement constitutes a breach or violation of, or a default under, or results in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiary Guarantors pursuant to, (a) the terms of any material agreement filed by the Company with the SEC, or (b) any applicable law, except that we express no opinion with respect to the rules and regulations of the FAA or DOT.

11.The Company and the Subsidiary Guarantors are not required to, and, immediately after giving effect to the offering and sale of the New Notes and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, the Company and the Subsidiary Guarantors will not be required to, register as an investment company under the Investment Company Act of 1940, as amended.

12.Except as described or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the best of our knowledge, there are no legal or governmental actions, suits or proceedings pending to which the Company, the Subsidiary Guarantors or any of their respective subsidiaries is a party or of which any property of the Company, the Subsidiary Guarantors or any of their respective subsidiaries is the subject which, if determined adversely to the Company, the Subsidiary Guarantors or any of their respective subsidiaries, would individually or in the aggregate have a material adverse effect on the financial position, stockholders’ equity, properties or results of operations of the Company, the Subsidiary Guarantors or any of their respective subsidiaries; and, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

13.The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Certain Material United States Federal Income Tax Considerations”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

14.The documents incorporated by reference in the Time of Sale Prospectus or the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and related schedules therein, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and we have no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

15.The Registration Statement, the Time of Sale Prospectus, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to the date hereof (other than the financial statements and related schedules therein and except for regulatory matters under the jurisdiction of the FAA or DOT, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act, the Exchange Act, and the Trust Indenture Act and the rules and regulations thereunder.

They have no reason to believe that any of the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Applicable Time (other than the financial statements and related schedules therein), when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

Although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, except for those referred to in the opinion in paragraphs 7 and 13 above they have no reason to believe (i) that any part of the Registration Statement or any further amendment thereto made by the Company prior to the Applicable Time (other than the financial statements and related schedules therein and except for regulatory matters under the jurisdiction of the FAA or DOT), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Time of Sale Prospectus, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; or (iii) that, as of its date and as of the Applicable Time, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Applicable Time (other than the financial statements and related schedules therein and except for regulatory matters under the jurisdiction of the FAA or DOT) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus which are not filed or incorporated by reference or described as required.

Exhibit B

Opinion matters covered by Durham, Jones & Pinegar,
Nevada counsel to the Company

The execution and delivery by the Company and the Subsidiary Guarantors of, and the performance by the Company and each of the Subsidiary Guarantors of their respective obligations under, the Transaction Documents and the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated therein will not contravene any provision of any applicable Nevada law or any final judgment, order or decree of any Nevada governmental body, agency or court, known to us having jurisdiction over the Company or the Subsidiary Guarantors.
2.    Each of the Company and Subsidiary Guarantors is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of Nevada, is duly qualified to transact business in Nevada and has the corporate or other power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
3.    No authorization, consent, approval or order of any Nevada court or any Nevada governmental or administrative body was required to be obtained by any of the Company or the Subsidiary Guarantors as a result of the execution and delivery by such party of the Transaction Documents or will be required to be obtained by any of the Company or the Subsidiary Guarantors as a result of the performance by such party of its obligations thereunder, except such as may be required by the securities laws of Nevada.
4.    The execution and delivery by the Company and the Subsidiary Guarantors of, and the performance by the Company and each of the Subsidiary Guarantors of their respective obligations under, the Transaction Documents and the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated herein and therein will not contravene any provision of the Governing Documents of the Company or the Subsidiary Guarantors.
5.    The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.
6.    The New Notes to be issued under the Indenture have been duly authorized, executed and delivered by the Company.
7.    The Indenture (including the Guarantees provided for therein by the Subsidiary Guarantors) has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

1.
Exhibit C
Opinion matters covered by Garofalo Goerlich Hainbach P.C.,
regulatory counsel to the Company

1.     Each of the Company and Allegiant Air, LLC is a citizen of the United States, as that term is defined by 49 U.S.C. 40102(a)(15).
Allegiant Air possesses a valid air carrier operating certificate issued by the FAA pursuant to Chapter 447 of Title 49 of the United States Code, permitting Allegiant Air to operate as an “air carrier,” as that term is defined by 49 U.S.C. 40102(a)(2), utilizing aircraft capable of carrying ten (10) or more persons or six thousand (6,000) pounds or more of cargo or mail, and holds all authority, licenses and certificates under Chapter 447 of Title 49 of the United States Code and the rules and regulations promulgated thereunder necessary for the conduct of its business as an “air carrier.”
3.    The statements included in the Offering Documents under the captions “Business – Government Regulations” and “Risk Factors – Changes in government laws and regulations imposing additional requirements and restrictions on our operations could increase our operating costs,” insofar as such statements constitute summaries of legal or regulatory matters, documents or proceedings referred to therein, fairly summarize in all material respects the matters referred to therein.
4.     The execution and delivery by the Company and the Subsidiary Guarantors of, and the performance by the Company and each of the Subsidiary Guarantors of their respective obligations under the Underwriting Agreement, the Indenture, the New Notes, and the Subsidiary Guarantees and the consummation by the Company and the Subsidiary Guarantors of the transaction contemplated therein will not contravene any provision of federal aviation law and the rules and regulations of the DOT and the FAA.
5.     No consent, approval, authorization, or order of, or qualification with, the DOT or the FAA is required for the performance by the Company or the Subsidiary Guarantors of their respective obligations under the Underwriting Agreement, the Indenture and the Subsidiary Guarantees and of the consummation of the transaction contemplated therein.